PricewaterhouseCoopers LLP
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April 7, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

Commissioners:

We have read the statements made by Preformed Line Products (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 1, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP